UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 9, 2006 (March 3, 2006)
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or other jurisdiction of incorporation)	38-2626206 (I.R.S. Employer Identification Number)
1-14094
(Commission File Number)

26255 American Drive Southfield, Michigan (Address of Principal Executive Offices)	48034 (Zip Code)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 1, 2004, Meadowbrook, Inc. and Meadowbrook Insurance Group, Inc., (collectively, the “Company”) entered into an Employment Agreement with Merton J. Segal, who is employed by the Company and serves as Chairman of the Board for Meadowbrook Insurance Group, Inc. This Employment Agreement was later amended, effective April 1, 2005.
On March 3, 2006, the Company and Mr. Segal terminated his prior Employment Agreement, including the amendment thereto, and replaced it with an Employment Agreement (the “Agreement”), which is effective January 1, 2006 and expires on December 31, 2008, unless terminated prior by either the Company, or Mr. Segal.
The Agreement provides for an annual base salary of $375,000. In addition, this Agreement provides for a discretionary bonus target of fifty percent (50%) of Mr. Segal’s base salary. Pursuant to the Agreement, Mr. Segal is also eligible for stock options, in accordance with the Company’s current stock option plans and is eligible for restricted stock awards and performance bonus awards under the Company’s Long Term Incentive Plan. The Agreement also provides for a severance payment in the event of termination of employment without cause, for good reason, or change in control, as defined in the Agreement.
The foregoing description of the Agreement does not purport to be the entire Agreement. The Agreement, which is filed as an Exhibit 10.1 hereto, should be read in its entirety.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
a.	None.

b.	None.

c.	None.

d.	Exhibits
10.1	Employment Agreement between Meadowbrook, Inc. and Meadowbrook Insurance Group, Inc., and Merton J. Segal, effective January 1, 2006 (replacing the prior Employment Agreement, effective January 1, 2004 and the Amendment to the prior Employment Agreement, effective April 1, 2005).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2006	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Employment Agreement between Meadowbrook, Inc. and Meadowbrook Insurance Group, Inc., and Merton J. Segal, effective January 1, 2006 (replacing the prior Employment Agreement, effective January 1, 2004 and the Amendment to the prior Employment Agreement, effective April 1, 2005).